As filed with the Securities and Exchange Commission on July 21, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATUS MEDICAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	77-0154833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3150 Pleasant View Road
Middleton, WI 53562
(Address of registrant’s principal executive offices)(ZIP Code)

(608) 829-8500
(Registrant’s telephone number, including area code)

1991 Stock Option Plan (No. 333-65584)
2000 Stock Option Plan (No. 333-65584)
2000 Supplemental Stock Option Plan (No. 333-65584)
2000 Director Option Plan (No. 333-65584)
2000 Employee Stock Purchase Plan (No. 333-65584)
Amended and Restated 2000 Stock Awards Plan (No. 333-133657)
2011 Stock Awards Plan (No. 333-174702)
2011 Employee Stock Purchase Plan (No. 333-174702)
2018 Equity Incentive Plan (No. 333-229314)
Natus Medical Incorporated 2021 Equity Incentive Plan (No. 333-257966)
(Full titles of the plans)

Douglas Balog
General Counsel
Natus Medical Incorporated
3150 Pleasant View Road
Middleton, WI 53562
(608) 829-8500

(Name, address and telephone number of agent for service)

Copies To:

Luke J. Bergstrom, Esq.
Danny Nordstrom, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
(415) 391-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statements of Natus Medical Incorporated (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

a.Registration Statement No. 333-65584, registering 6,804,350 common shares of the Company, par value $0.001 per share (“Common Shares”), issuable pursuant to the 1991 Stock Option Plan, 2000 Stock Option Plan, 2000 Supplemental Stock Option Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan, filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2001;

b.Registration Statement No. 333-133657, registering 2,500,000 Common Shares issuable pursuant to the Amended and Restated 2000 Stock Awards Plan, filed with the Commission on April 28, 2006;

c.Registration Statement No. 333-174702, registering 6,400,000 Common Shares issuable pursuant to the 2011 Stock Awards Plan, 2011 Employee Stock Purchase Plan and Amended and Restated 2000 Stock Awards Plan, filed with the Commission on June 3, 2011;

d.Registration Statement No. 333-229314, registering 4,400,000 Common Shares issuable pursuant to the 2018 Equity Incentive Plan, filed with the Commission on January 22, 2019; and

e.Registration Statement No. 333-257966, registering 5,048,115 Common Shares issuable pursuant to the Natus Medical Incorporated 2021 Equity Incentive Plan, filed with the Commission on July 16, 2021.

On July [21], 2022, pursuant to the Agreement and Plan of Merger, dated as of April 17, 2022, by and among Prince Parent Inc., a Delaware corporation (“Parent”), Prince Mergerco Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving company of the Merger and a wholly- owned subsidiary of Parent.

In connection with the Merger, the offerings of securities pursuant to the Registration Statements have been terminated. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statements which remain unsold at the termination of the offerings, the Company hereby removes from registration all Common Shares registered under the Registration Statements that remain unsold as of the date of these post-effective amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 21, 2022.

NATUS MEDICAL INCORPORATED
By:	/s/ B. Drew Davies
Name: B. Drew Davies
Title: Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.